AMENDMENT AND WAIVER AGREEMENT


     THIS AMENDMENT AND WAIVER AGREEMENT (this "Agreement"), dated as of May 20, 1996, is entered into among Delta Woodside Industries, Inc. (the "Borrower"), the guarantors identified as such on the signature pages attached hereto (the "Subsidiary Guarantors;" collectively, the Borrower and the Subsidiary Guarantors are referred to as the "Credit Parties"), the lenders identified as such on the signature pages hereto (the "Lenders"), NationsBank, N.A., as Agent (the "Agent"), and Bank of America National Trust and Savings Association and The Bank of New York, as Co-Agents (the "Co-Agents"). Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement (as defined below).
                          RECITALS
     A. The Borrower, the Lenders, the Agent and the Co-Agents entered into that certain Amended and Restated Credit Agreement dated as of March 15, 1996 (the "Credit Agreement").

     B. The Subsidiary Guarantors and the Agent entered into that certain Amended and Restated Guaranty Agreement dated as of March 15, 1996 (the "Subsidiary Guaranty").

     C. The Borrower and the Agent entered into that certain Borrower Security Agreement dated as of March 15,
1996 (the "Borrower Security Agreement").

     D. The Subsidiary Guarantors and the Agent entered into that certain Subsidiaries Security Agreement dated as of March 15, 1996 (the "Subsidiaries Security Agreement;" together with the Borrower Security Agreement, the "Security Agreements").

    E. The Borrower has informed the Agent that an Event of Default may exist under the terms of the Credit Agreement due to the Borrower's failure to be in compliance with
Sections 9.1(a) and        9.1(d) of the Credit Agreement
for the Fiscal Quarter ended
March 31, 1996 (the "March 31 Financial Covenant Defaults").
F.   The Borrower has requested that
the Lenders (i) waive their right to enforce any of their rights and remedies under the Credit Agreement with respect to the March 31 Financial Covenant Defaults and (ii) amend certain provisions of the Credit Agreement in connection therewith.

     G. The Lenders have agreed to execute and deliver this
Agreement on the terms and conditions set forth herein.
                           AGREEMENT

    NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Credit Agreement.

          (i) The following definitions in Section 1.1 of the Credit Agreement are amended in their entirety to read as follows:

          "Collateral Documents" means, collectively, the Borrower Security Agreement, the Subsidiaries Security Agreement, the Pledge Agreement, the Leasehold Mortgage, any assignments of factoring proceeds and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens, for the benefit of the Lenders, arising thereunder, including without limitation, UCC financing statements.
          "Loan Documents" means, collectively, this
     Agreement, the Amendment and Waiver, the Notes, the Subsidiary Guaranties, the Applications, the Collateral Documents and each of the other documents, instruments and agreements referred to herein or contemplated hereby.
          (ii)  Section 1.1 of the Credit Agreement is
     amended to include the following definitions in their proper alphabetical order:
          "Amendment and Waiver" means that certain
     Amendment and Waiver Agreement, dated as of May 20, 1996, between the Borrower, the Subsidiary Guarantors, the Lenders, the Agent and the Co-Agents.
          "Pledge Agreement" means the Pledge Agreement executed by the Borrower and the Subsidiary Guarantors (including pursuant to a Joinder Agreement) in favor of the Agent for its benefit and the benefit of the Lenders.
          (iii) Subsection (a) of Section 9.1 of the Credit Agreement is amended in its entirety to read as follows:
     Section 9.1  Financial Ratios.  Permit:
          (a) Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries as of the last day of any Fiscal Quarter to be less than $235,000,000, increased on a cumulative basis as of the last day of each Fiscal Year (beginning with the last day of Fiscal Year 1996) by 50% of Consolidated Net Income (if positive) of the Borrower and its Consolidated Subsidiaries for the Fiscal Year then ended.
         (iv) Section 9.6 of the Credit Agreement is amended in its entirety to read as follows:

          Section 9.6.   Restricted Dividend Payments.
     Without the prior written consent of the Majority
     Lenders, declare or make any Restricted Dividend
     Payment.

         (v)   Exhibit O to the Credit Agreement is
      replaced in its entirety with Exhibit O attached hereto.

2.   Security Agreements.

          (i) Section 2 of each of the Security Agreements is amended to include the following subsection (e) in its proper order and to reletter each subsection thereafter as appropriate:

          (e)  All proprietary information, designs,
     processes, inventions, licenses, know-how and trade secrets, all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of addition, renewals and extensions thereof, all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof, all trademarks, trade names, service marks, logos and other source or business identifiers, now existing or hereafter acquired, together with the good will of the business symbolized by said marks, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all renewals thereof, all copyrights, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications and registrations in connection therewith, whether in the United States
Copyright Office or in any similar office or agency of the United States, any State thereof or any country or political subdivision thereof, or otherwise, and all renewals thereof, and all actions for infringement concerning any of the foregoing, including the right to sue for and recover and retain all damages and profits arising from past infringements (collectively, the "Intellectual Property");
    (ii)  Section 5(d) of the Borrower Security
Agreement is amended in its entirety to read as follows:
     (d) Change in Location. Unless the Borrower shall first provide the Agent with at least thirty (30) days' prior written notice, keep the Borrower's chief executive office and chief place of business (as well as its books and records) at the locations set forth on
Schedule 1 attached hereto and, except as otherwise permitted by the Loan Documents, keep all tangible Collateral at the locations set forth on Schedule 2 attached hereto.
    (iii) Section 5(f) of the Borrower Security
Agreement is amended in its entirety to read as follows:
     (f) Perfection of Security Interest. Execute and deliver to the Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Agent may reasonably request) and do all such other things as the Agent may reasonably deem necessary or appropriate and so request
(i) to assure to the Agent its security interests, for the benefit of the Lenders, hereunder, including (A) such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and (B) with regard the Material Intellectual Property (as defined in the
Amendment and Waiver), a Notice of Grant of Security Interest in Patents and Trademarks with the United
States Patent and Trademark Office in form and substance reasonably acceptable to the Agent, (ii) to consummate the transactions contemplated hereby and
(iii) to otherwise protect and assure the Agent of its rights and interests hereunder. To that end, the Borrower agrees that the Agent may file one or more financing statements disclosing the Agent's security interest, for the benefit of the Lenders, in any or all of the Collateral without, to the extent permitted by law, the Borrower's signature thereon, and further the Borrower also hereby irrevocably makes, constitutes and appoints the Agent, its nominee or any other person whom the Agent may designate, as the Borrower's attorney in fact with full power and for the limited purpose to sign in the name of the Borrower any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Loan Document or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated. The Borrower hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement without notice to the Borrower by the Agent wherever the Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than North Carolina becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, the Borrower agrees to execute and deliver all such instruments and to do all such other things as the Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Agent, for the benefit of the Lenders, under the law of such other jurisdiction (and, if the Borrower shall fail to do so promptly upon the request of the Agent, then the Agent may execute any and all such requested documents on behalf of the Borrower pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of the Borrower's agents and the Agent so requests, the Borrower agrees to notify such agents in writing of the Agent's security interest therein, for the benefit of the Lenders, and, upon the Agent's request after and during the continuance of an Event of Default, instruct them to hold all such Collateral for the Lenders' account and subject to the Agent's instructions. The Borrower agrees to mark its books and records to reflect the security interest of the Agent, for the benefit of the Lenders, in the Collateral. Notwithstanding the foregoing, the Borrower shall not be required to pay the costs associated with
(i) the perfection of any security interest outside of the United States and (ii) except with respect to the Material Intellectual Property, any filing with the United States Patent and Trademark Office.
     (iv) Section 5(d) of the Subsidiaries Security Agreement is amended in its entirety to read as follows:
     (d) Change in Location. Unless such Subsidiary Guarantor shall first provide the Agent with at least thirty (30) days' prior written notice, keep such Subsidiary Guarantor's chief executive office and chief place of business (as well as its books and records) at the locations set forth on Schedule 1 attached hereto and, except as otherwise permitted by the Loan
Documents, keep all tangible Collateral of such Subsidiary Guarantor at the locations set forth for such Subsidiary Guarantor on Schedule 2 attached hereto.
     (v) Section 5(f) of the Subsidiaries Security Agreement is amended in its entirety to read as follows:

     (f) Perfection of Security Interest. Execute and deliver to the Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Agent may reasonably request) and do all such other things as the Agent may reasonably deem necessary or appropriate and so request
(i) to assure to the Agent its security interests, for the benefit of the Lenders, hereunder, including (A) such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and (B) with regard to the Material Intellectual Property (as defined in the
Amendment and Waiver), a Notice of Grant of Security
Interest in Patents and Trademarks with the United
States Patent and Trademark Office in form and substance reasonably acceptable to the Agent, (ii) to consummate the transactions contemplated hereby and
(iii) to otherwise protect and assure the Agent of its rights and interests hereunder. To that end, each Subsidiary Guarantor agrees that the Agent may file one or more financing statements disclosing the Agent's security interest, for the benefit of the Lenders, in any or all of the Collateral of such Subsidiary
Guarantor without, to the extent permitted by law, such Subsidiary Guarantor's signature thereon, and further each Subsidiary Guarantor also hereby irrevocably makes, constitutes and appoints the Agent, its nominee or any other person whom the Agent may designate, as such Subsidiary Guarantor's attorney in fact with full power and for the limited purpose to sign in the name of such Subsidiary Guarantor any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Loan Document or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated. Each Subsidiary
Guarantor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement without notice to such Subsidiary
Guarantor by the Agent wherever the Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than North Carolina becomes or is applicable to the Collateral of any Subsidiary Guarantor or any part thereof, or to any of the Secured Obligations, such Subsidiary Guarantor agrees to execute and deliver all such instruments and to do all such other things as the Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Agent, for the benefit of the Lenders, under the law of such other jurisdiction (and, if a Subsidiary Guarantor shall fail to do so promptly upon the request of the Agent, then the Agent may execute any and all such requested documents on behalf of such Subsidiary Guarantor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of a Subsidiary Guarantor's agents and the Agent so requests, such Subsidiary
Guarantor agrees to
     notify such agents in writing of the Agent's security interest therein, for the benefit of the Lenders, and, upon the Agent's request after and during the continuance of an Event of Default, instruct them to hold all such Collateral for the Lenders' account and subject to the Agent's instructions. Each Subsidiary Guarantor agrees to mark its books and records to reflect the security interest of the Agent, for the benefit of the Lenders, in the Collateral. Notwithstanding the foregoing, no Subsidiary Guarantor shall be required to pay the costs associated with (i) the perfection of any security interest outside of the United States and (ii) except with respect to the Material Intellectual Property, any filing with the United States Patent and Trademark Office.
     3. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations (as defined in Section 3 of the Security Agreements), each Credit Party hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Credit Party in and to such Credit Party's Intellectual Property, and all proceeds and products of the foregoing and all insurance relating thereto and all proceeds thereof (including, without limitation, insurance proceeds payable on account of business interruption), whether now existing or hereafter arising.

4. Representations and Warranties. Each Credit Party hereby represents and warrants to the Agent and to each Lender that:

          (i) with regard to the trademarks of such Credit Party listed on Schedule 1 attached hereto (the "Material Trademarks") and the letters patent of such Credit Party listed on Schedule 2 attached hereto (the "Material Patents;" collectively, the Material Trademarks and the Material Patents are referred to as the "Material Intellectual Property"), (a) such Credit Party is the present owner of the entire right, title and interest in and to such Material Intellectual Property (except as has been limited by license agreements in which such Credit Party is licensor) and has good and indefeasible title thereto with the rights of use free and clear of the infringement by, or of the rights of, others, (b) all Material Intellectual Property licenses are valid, subsisting, unexpired and enforceable, (c) all Material Intellectual Property licenses are capable of having a security interest attached thereto and, upon foreclosure of such security interest, the Material Intellectual Property and Material Intellectual Property licenses are freely assignable by the licensor of such Material Intellectual Property, (d) the trademark and service mark applications and registrations of such Credit
     Party listed on Schedule 1 constitute all of the material applications and registrations of trademarks and service marks owned by such Credit Party, (e) the letters patent and applications for letters patent of such Credit Party listed on Schedule 2 constitute all of the material letters patent and applications for letters patent owned by such Credit Party, (f) such Credit Party has not and will not make any assignment or agreement in conflict with the security interest in the Material Intellectual Property of such Credit Party under the Security Agreements, and (g) all applications pertaining to Material Intellectual Property of such Credit Party have been duly and properly filed, and all registrations or letters pertaining to such Material Intellectual Property have been duly and properly filed and issued, and all of such Material Intellectual Property are valid and enforceable;

          (ii) such Credit Party owns no material copyright registrations or copyright applications;

          (iii) each of the representations and warranties of the Borrower contained in the Credit Agreement or in any other Loan Document is true as of the date hereof (after giving effect to this Agreement);

          (iv) no Default or Event of Default exists and is continuing under the Credit Agreement, except as waived hereby; and

          (v) since the date of the last financial statements of the Borrower delivered to Lenders, no material adverse change has occurred in the business, financial condition, operations or prospects of the Borrower other than as previously disclosed to the Lenders.

5.   Covenants of the Credit Parties.

          (i) No Credit Party will take or fail to take any action, or permit any action to be taken by others that are subject to such Credit Party's control, which would adversely affect the validity and enforcement of such Credit Party's rights in its Material Intellectual Property, or impair the value of such Material Intellectual Property.

          (ii) Each Credit Party will (a) (1) continue to use each of its Material Trademarks in such a manner as to maintain such Material Trademarks in full force free from any claim of abandonment for non-use, (2) maintain as in the past the quality of products and services offered under such Material Trademarks, (3) employ such Material Trademarks with the appropriate notice of registration or notice of trademark or service mark, as applicable, sufficient to protect such Material Trademarks, (4) not adopt or use any trademark or service mark which is confusingly similar or a colorable imitation of such Material Trademarks unless the Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such trademark or service mark pursuant to the Security Agreements, and (5) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Material Trademark may be lost; (b) not do any act, or knowingly omit to do any act, whereby any Material Patent may become abandoned or dedicated to the public; (c) notify the Agent promptly if it knows that any application or registration relating to any Material Intellectual Property may become abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country), regarding such Credit Party's ownership of any such Material
Intellectual Property or its right to register the same or to keep and maintain the same; (d) take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of its Material
Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability; (e) promptly notify the Agent after it learns that any Material Intellectual Property is infringed, misappropriated or diluted in any material manner by a third party, and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Material Intellectual Property, including, where it shall reasonably deem appropriate, the bringing of suit for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and seeking to recover any and all damages for such infringement, misappropriation or dilution; and (f) not make any assignment in conflict with or any agreement adverse to the security interest in the patents, trademarks or service marks of such Credit Party (it being agreed that any licensing agreements entered into in the ordinary course of business shall not be considered adverse to such security interest).
     (iii) Upon any Credit Party being awarded any new patents, trademarks, service marks, tradenames or copyrights of a material nature (the "New Intellectual Property"), such Credit Party will promptly deliver to the Agent such documents (all in form and substance reasonably acceptable to the Agent) as the Agent shall reasonably request in order to grant to the Lenders a perfected lien on and perfected security interest in such New Intellectual Property.
     (iv) Each Credit Party will permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys and appraisers, to perform, at the Borrower's expense, an asset appraisal and/or audit of the books and records, accounts receivable and inventory, equipment, facilities and other business assets of such Credit Party; provided, however, that any such appraisal or audit shall be performed in such a manner as (i) shall be satisfactory to the Majority Lenders and (ii) to not unduly interfere with any Credit Party's business operations.

     (v) As soon as practicable after the date of this Agreement and in any event not later than 21 days from the date hereof, each Credit Party shall deliver, or cause to be delivered, satisfactory evidence to the Majority Lenders that no liens or other infringements exist on any of the Material Intellectual Property.

6.   Waiver.  The Lenders agree to waive the March 31
Financial Covenant Defaults for a period of forty-five (45) days from the date hereof, during which period representatives of the Agent will perform the asset appraisal described in Section 5(iv) hereof. In the event that such asset appraisal indicates that the Borrowing Base (determined on the basis of the appraised value, rather than the book value, of the appraised Collateral and on the book value of all other Collateral) as of the date of such appraisal is in excess of $263,500,000, this waiver shall become permanent. Otherwise, this waiver may be extended only upon the written consent of the Majority Lenders and, without further action by the Majority Lenders, the March 31 Financial Covenant Defaults shall be and become Events of Default. This waiver does not constitute a waiver of any Default or Event of Default other than the March 31 Financial Covenant Defaults for the time period specified herein.
     7. Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions (including, without limitation, that each document to be delivered under this Section 7 shall be in form and substance satisfactory to the Majority Lenders):

          (a) Corporate Action. The Agent shall have received certified copies of all corporate action taken by each Credit Party approving this Agreement and each of the documents delivered in connection herewith (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of each Credit Party adopted in respect of the transactions contemplated by this Agreement).

          (b) Opinion of Counsel. The Agent shall have received an opinion of Wyche, Burgess, Freeman & Parham, P.A., counsel to the Credit Parties, reasonably satisfactory in form and substance to the Majority Lenders.

          (c) Agreement. The Agent shall have received copies of this Agreement duly executed by each of the parties hereto and dated as of the date hereof.

          (d) Collateral. Each Credit Party shall have executed and delivered to the Agent a pledge agreement, stock certificates, stock powers, UCC financing statements and such other documents (all in form and substance acceptable to the Majority Lenders in their reasonable sole discretion) as the Agent shall reasonably request in order to grant to the Lenders a perfected lien on and perfected security interest in (a) all stock of any Wholly Owned Domestic Subsidiary of any Credit Party and (b) all of the Intellectual Property of each Credit Party.

          (e) Other Documents. The Agent shall have received such other documents relating to the transactions contemplated hereby as the Agent or any Lender or counsel to the Agent may reasonably request.

8. Liens. The Credit Parties affirm the liens and security interests created and granted pursuant to the Credit
     Agreement and other Loan Documents and agree that this Agreement shall in no manner adversely affect or impair such liens and security interests.

9. Acknowledgment of Subsidiary Guarantors. The Subsidiary Guarantors acknowledge and consent to all of the terms and conditions of this Agreement and agree that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge the Subsidiary Guarantors' obligations under the Subsidiary Guaranty or the other Loan Documents.
10. Perfection Costs. The Agent hereby agrees that it shall not, without the written consent of the Majority Lenders, undertake (i) the perfection of any security interest outside of the United States and (ii) except with respect to the Material Intellectual Property, any filing with the United States Patent and Trademark Office.
11. No Other Changes. Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged.
12. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
13. ENTIRETY. THIS AGREEMENT AND THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED
     BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE
     LAWS OF THE STATE OF NORTH CAROLINA.
          [Remainder of Page Intentionally Left Blank]
    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              COMPANY:
                              DELTA WOODSIDE INDUSTRIES, INC.


                              By: /s/ Bettis C. Rainsford
                              Title:  Exec VP, Treasurer & CRO


                              SUBSIDIARY GUARANTORS:

                              ALCHEM CAPITAL CORPORATION

                              By:/s/ Bettis C. Rainsford
                              Title: Exec VP, Treasurer & CRO

                              DELTA MILLS, INC.


                              By: /s/ Bettis C. Rainsford
                              Title: Exec VP, Treasurer & CRO



                              DUCK HEAD APPAREL COMPANY, INC.

                              By: /s/ Bettis C. Rainsford
                              Title: Exec VP, Treasurer & CRO


                              CARGUD, SOCIEDAD ANONIMA

                              By: /s/ Bettis C. Rainsford
                              Title: Exec VP, Treasurer & CRO



                              ARMONIA TEXTIL, SOCIEDAD ANONIMA

                              By Bettis C. Rainsford
                              Title:  Exec VP, Treasurer & CFO

                              NAUTILUS ITERNATIONAL, INC.


                              By /s/ Bettis C. Rainsford
                              Title: Exec VP, Treasurer & CFO


                              NAUTILUS DIRECT, INC.

                               By  /s/ Bettis C. Rainsford
                               Title: Exec VP, Treasurer & CFO



 [Signatures Continue]


                              DELTA CONSOLIDATED CORPORATION

                              By /s/Bettis C. Rainsford
                              Title:  Exec VP, Treasurer & CFO


                              DELTA MERCHANDISING,INC.

                              By /s/ Bettis C. Rainsford
                              Title: Exec VP, Treasurer & CFO


                              DELTA APPAREL HONDURAS, S.A.

                              By  /s/ Bettis C. Rainsford
                              Title: Exec VP, Treasurer & CFO




[Signatures Continue]
                              AGENT:

                              NATIONSBANK, N.A.

                              By:/s/ E. Phifer Helms
                              Title:  Senior Vice-President


                              CO-AGENTS:


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION

                              By: /s/ Michael J. McKenney
                              Title:  Vice President

                              THE BANK OF NEW YORK



                              By: /s/ H. Stephen Griffith
                              Title: Senior Vice President






LENDERS:

                              NATIONSBANK, N.A

                              By: /s/ E. Phifer Helms
                              Title: Senior Vice-President


                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION

                             By: /s/ Michael J. McKenney
                             Title: Vice President


                             THE BANK OF NEW YORK

                             By: /s/ H. Stephen Griffith
                             Title: Senior Vice President


                             FIRST UNION NATIONAL BANK OF
                             SOUTH CAROLINA

                             By: /s/ Harry C. Farthing
                             Title:  Vice President


                             WACHOVIA BANK OF SOUTH CAROLINA

                             By:
                     _       Title:

 [Signatures Continue]

                             THE CHASE MANHATTAN BANK, N.A.

                             By:
                             Title:


                             THE BANK OF NOVA SCOTIA


                              By:
                              Title:


                              PNC BANK, NATIONAL ASSOCIATION

                              By: /s/ Rose M. Crump
                              Title: Vice President

                              FLEET BANK, N.A.

                              By:
                              Title: